UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 8, 2012

Date of Report (Date of earliest event reported)

QUALCOMM Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 8, 2012, QUALCOMM Incorporated (the “Company”) appointed Dr. Susan Hockfield to its Board of Directors. Dr. Hockfield was appointed for a term of office that expires at the Company’s next annual meeting of stockholders. There was not and is not any arrangement or understanding between Dr. Hockfield and any other person pursuant to which Dr. Hockfield was selected to be a director. Dr. Hockfield will receive compensation for her services as a non-employee director under the Company’s director compensation program. Under that program, Dr. Hockfield was granted 2,109 deferred stock units (“DSUs”) on July 8, 2012, representing a pro rata portion of the value of a DSU award for a full year of service on the Company’s Board of Directors. The other components of the director compensation program were described in the Company’s Proxy Statement (the “Proxy Statement”) for its Annual Meeting of Stockholders held on March 6, 2012 (the “2012 Annual Meeting of Stockholders”). The Board of Directors has not yet determined whether to name Dr. Hockfield to any of its committees.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At the 2012 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation that eliminated the plurality voting provision for the election of directors. Following that approval, the Company filed a corresponding Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. In the Proxy Statement, the Company indicated that if its stockholders approved the amendment, its Board of Directors would then also consider amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement a majority voting process for uncontested elections of directors.

Accordingly, on July 9, 2012, the Company’s Board of Directors approved amendments to Section 8 of the Company’s Bylaws. These amendments provide that in an uncontested election of directors, if any nominee for director receives a greater number of “withhold” votes (ignoring abstentions and broker non-votes) than votes “for” his or her election, and the nominee is an incumbent director, the director shall promptly tender his or her resignation from the Board of Directors and all committees thereof, subject to acceptance by the Board of Directors. The Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken.

Under the amended Bylaws, in making its recommendation, the Governance Committee will consider all factors it deems relevant including, without limitation, the stated reasons why stockholders withheld votes for election from such director, the length of service and qualifications of such director, the director’s contributions to the Company and the availability of other qualified candidates for director.

Under the amended Bylaws, the Governance Committee’s evaluation shall begin promptly following certification of the voting results and shall be forwarded to the Board of Directors to permit the Board of Directors to act on it no later than ninety (90) days following the date of the annual meeting of stockholders. In reviewing the Governance Committee’s recommendation, the Board of Directors shall consider the factors evaluated by the Governance Committee and such additional information and factors as the Board of Directors believes to be relevant. If the Board of Directors determines that the director’s resignation is in the best interests of the Company and its stockholders, the Board of Directors shall promptly accept the resignation. The Company shall publicly disclose the Board of Directors’ decision within four business days on a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for not requesting the director’s resignation. Any director who is the subject of the evaluation described in this section shall not participate in the Governance Committee’s or the Board of Directors’ considerations of the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent directors on the Board of Directors (as most recently determined by the Board of Directors pursuant to applicable listing guidelines) who are not subject to the evaluation shall appoint a special committee of the Board of Directors amongst themselves solely for the purpose of conducting the required evaluation. The special committee will make the recommendation to the Board of Directors otherwise required of the Governance Committee.

The foregoing description of these amendments is qualified in its entirety by reference to the provisions of Section 8, as revised, as set forth in the Amended and Restated Bylaws filed as Exhibit 3.4 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.4	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date: July 11, 2012	By:	/s/ William E. Keitel
William E. Keitel,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.4	Amended and Restated Bylaws